UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2014

Medtronic, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-7707	41-0793183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota	55432
(Address of principal executive offices)	(Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Transaction Agreement and Conditions Appendix

The Acquisition and the Merger

On June 15, 2014, Covidien public limited company, an Irish public limited company (“Covidien”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among Covidien, Medtronic, Inc., a Minnesota corporation (“Medtronic”), Kalani I Limited, a private limited company organized under the laws of Ireland (“New Medtronic”), Makani II Limited, a private limited company organized under the laws of Ireland and a wholly owned subsidiary of New Medtronic (“IrSub”), Aviation Acquisition Co., Inc., a Minnesota corporation (“U.S. AcquisitionCo”), and Aviation Merger Sub, LLC, a Minnesota limited liability company and a wholly owned subsidiary of U.S. AcquisitionCo (“MergerSub”). Under the terms of the Transaction Agreement, (i) IrSub will acquire Covidien (the “Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 (the “Scheme”) and (ii) MergerSub will merge with and into Medtronic, with Medtronic as the surviving corporation in the merger (“New Medtronic”) (such merger, the “Merger,” and the Merger together with the Acquisition, the “Transactions”). As a result of the Transactions, both Medtronic and Covidien will become wholly owned subsidiaries of New Medtronic. Prior to the closing of the Transactions, New Medtronic will re-register as a public limited company, the ordinary shares of which are expected to be listed on the New York Stock Exchange.

At the effective time of the Scheme, (a) Covidien shareholders will be entitled to receive $35.19 in cash and 0.956 of a newly issued New Medtronic share (the “Scheme Consideration”) in exchange for each Covidien share held by such shareholders; and (b) Covidien equity awards will be treated as set forth in the Transaction Agreement, such that (i) each outstanding Covidien option will be converted into an option to acquire a certain number of New Medtronic ordinary shares at a certain exercise price per share subject to the same vesting and other terms and conditions as applied to such outstanding Covidien option, (ii) each outstanding Covidien share award granted prior to June 15, 2014 will accelerate and vest and be converted into the right to receive the Scheme Consideration with respect to the Covidien shares underlying such award, and (iii) each outstanding Covidien share award granted on or after June 15, 2014 will be converted into a New Medtronic share award. At the effective time of the Merger, (1) each share of Medtronic common stock will be converted into the right to receive one New Medtronic share and (2) each Medtronic option, restricted share award and other Medtronic share-based award that is outstanding will be converted into the right to receive an equity award from New Medtronic, which award will be subject to the same number of shares and the same terms and conditions as were applicable to the Medtronic award in respect of which it was issued. Cash will be paid to Covidien and Medtronic shareholders in lieu of any fractional shares of New Medtronic.

Conditions to the Transactions

The conditions to the implementation of the Transactions are set forth in Appendix III to the announcement (the “Rule 2.5 Announcement”) issued by Covidien and Medtronic pursuant to Rule 2.5 of the Irish Takeover Rules on June 15, 2014 (the “Conditions Appendix”). Each party’s obligation to implement the Transactions is conditional upon, among other conditions:

•	the approval of the Scheme by a majority in number of the Covidien shareholders representing 75% or more in value of the Covidien shares held by such holders, present and voting either in person or by proxy, at the court meeting of Covidien shareholders, and the approval by Covidien shareholders of certain other resolutions;

•	the adoption of the Transaction Agreement by Medtronic shareholders holding a majority of the outstanding shares of Medtronic common stock;

•	the sanction by the Irish High Court of the Scheme and registration of the Court Order with the Irish Registrar of Companies;

•	all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Acquisition and/or the Merger having expired or having been terminated, and the receipt of the requite regulatory approvals under the antitrust, competition or foreign investment laws of Canada, the People’s Republic of China, Japan, Israel, Turkey, Russia and South Korea;

•	no injunction, restraint or prohibition by any court of competent jurisdiction or antitrust order by any governmental authority which prohibits consummation of the Acquisition or the Merger having been entered and which is continuing to be in effect;

•	the Registration Statement on Form S-4 to be filed by New Medtronic in connection with the Transactions having become effective under the Securities Act of 1933 and not being the subject of any stop order or proceedings seeking any stop order;

•	the approval by the New York Stock Exchange for listing (subject to satisfaction of any conditions to which such approval is expressed to be subject) of the New Medtronic shares to be issued in the Acquisition and the Merger;

•	the truth and accuracy of the other party’s representations and warranties in the Transaction Agreement, generally subject to a Material Adverse Effect (as defined in the Transaction Agreement) standard; and

•	the performance by the other party of all of its obligations and compliance with all of its covenants under the Transaction Agreement in all material respects.

In addition to the conditions described above, the Acquisition is also subject to a condition that there shall have been no change in applicable Law (whether or not such change in Law is yet effective) with respect to Section 7874 of the US Internal Revenue Code of 1986, as amended (or any other U.S. Tax Law), or official interpretation thereof as set forth in published guidance by the IRS (other than News Releases) (whether or not such change in official interpretation is yet effective), and there having been no bill that would implement such a change which has been passed in identical (or substantially identical such that a conference committee is not required prior to submission of such legislation for the President’s approval or veto) form by both the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bill has not yet elapsed, in each case, that, once effective, in the opinion of nationally recognized U.S. tax counsel, would cause Holdco to be treated as a United States domestic corporation for United States federal income tax purposes (the “Tax Condition”);

The effectiveness of the Merger is conditioned only upon the effectiveness of the Scheme.

New Medtronic Board of Directors

Pursuant to the Transaction Agreement, effective as of the closing of the Transactions, the directors of New Medtronic will be (i) no more than 11 individuals who are members of the Medtronic board of directors immediately prior to the effective time and (ii) two individuals who are members of the Covidien board of directors immediately prior to the effective time, to be selected by the to be selected by the Nominating and Corporate Governance Committee of the Medtronic Board of Directors in consultation with Covidien.

Representations, Warranties and Covenants

The Transaction Agreement contains customary representations, warranties and covenants by Medtronic and Covidien. Medtronic and Covidien have agreed, among other things, subject to certain exceptions, not to (a) directly or indirectly solicit, initiate, or knowingly encourage any offer or alternative proposal for specified alternative transactions, or (b) participate in discussions or negotiations regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made or, to Medtronic’s or Covidien’s knowledge, is considering making such an offer or proposal, (c) waive, terminate, modify, or fail to use its reasonable best efforts to enforce any standstill or similar obligation (subject to certain conditions), or (d) enter into any agreement with respect to an alternative proposal. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Transaction Agreement, their reasonable best efforts to cause the Transactions to be consummated as promptly as practicable. Subject to certain exceptions, the Transaction Agreement also requires each of Medtronic and Covidien to call and hold shareholders’ meetings and requires the board of directors of each of Medtronic and Covidien to recommend approval of the Transactions.

Termination

The Transaction Agreement may be terminated by mutual written consent of the parties. The Transaction Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (a) the Scheme has not become effective by March 15, 2015 (the “End Date”), subject to certain conditions, provided that the End Date will be extended to June 15, 2015 in certain circumstances, (b) the Covidien and/or Medtronic shareholder approvals are not obtained, (c) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied, subject to a cure period, (d) the Irish High Court declines to sanction the Scheme, unless both parties agree to appeal the decision, or (e) there is a failure of the Tax Condition. Covidien also has the right, prior to the receipt of Covidien shareholder approval, to terminate the Transaction Agreement to accept a Covidien Superior Proposal (as defined in the Transaction Agreement) in certain circumstances.

The Transaction Agreement also provides that Medtronic must pay Covidien a termination fee of $850,000,000 if the Transaction Agreement is terminated because the Medtronic board of directors changes its recommendation for the transaction and the Medtronic shareholders vote against the Transaction, and either (i) Covidien obtained the requisite Covidien shareholder approval or (ii) Medtronic effected such termination prior to the completion of the Covidien shareholder meeting.

Expenses Reimbursement Agreement

In addition, on June 15, 2014, Medtronic and Covidien entered into an Expenses Reimbursement Agreement (the “ERA”), the terms of which have been approved by the Irish Takeover Panel. Under the ERA, Covidien has agreed to pay to Medtronic the documented, specific and quantifiable third-party costs and expenses incurred by Medtronic in connection with the Acquisition upon the termination of the Transaction Agreement in certain specified circumstances. The maximum amount payable by Covidien to Medtronic pursuant to the ERA is an amount equal to 1% of the total value of the issued share capital of Covidien as ascribed by the terms of the Acquisition.

The foregoing description of the terms of the Transaction Agreement, the Conditions Appendix and the ERA are only summaries, and do not purport to be complete, and are qualified in their entirety by the complete text of the Transaction Agreement, the Conditions Appendix and the ERA, copies of which are filed as Exhibits 2.1, 2.2 and 2.3 hereto and incorporated herein by reference. The documents attached hereto have been included to provide investors with information regarding their terms. The Transaction Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Section 4985 of the Internal Revenue Code of 1986, as amended, imposes an excise tax at the capital gains tax rate (generally 20% in 2014) (such tax, the “Excise Tax”) on the value of certain stock compensation held by, among others, persons who are during the six months before and six months after the closing of the Transactions subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Medtronic or New Medtronic. Medtronic has agreed to indemnify such persons for any such Excise Tax obligation.

Item 7.01. Regulation FD Disclosure.

In connection with the Transactions, Covidien and Medtronic issued the Rule 2.5 Announcement pursuant to Rule 2.5 of the Irish Takeover Rules on June 15, 2014. The full text of the Rule 2.5 Announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Transaction Agreement, dated as of June 15, 2014, by and among Covidien public limited company, Medtronic, Inc., Kalani I Limited, Makani II Limited, Aviation Acquisition Co., Inc. and Aviation Merger Sub, LLC.

2.2	Appendix III to the Rule 2.5 Announcement (Conditions Appendix).

2.3	Expenses Reimbursement Agreement, dated as of June 15, 2014, by and between Covidien public limited company and Medtronic, Inc.

99.1	Rule 2.5 Announcement, dated as of June 15, 2014.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

New Medtronic will file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 that will include the Joint Proxy Statement of Medtronic and Covidien that also constitutes a Prospectus of New Medtronic. Medtronic and Covidien plan to mail to their respective shareholders the Joint Proxy Statement/Prospectus (including the Scheme) in connection with the transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING THE SCHEME) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDTRONIC, COVIDIEN, NEW MEDTRONIC, THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed with the SEC by New Medtronic, Medtronic and Covidien through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Medtronic and New Medtronic with the SEC by contacting Medtronic Investor Relations at investor.relations@medtronic.com or by calling 763-505-2696, and will be able to obtain free copies of the Joint Proxy Statement/Prospectus (including the Scheme) and other documents filed by Covidien by contacting Covidien Investor Relations at investor.relations@covidien.com or by calling 508-452-4650.

PARTICIPANTS IN THE SOLICITATION

Medtronic, New Medtronic and Covidien and certain of their respective directors and executive officers and employees may be considered participants in the solicitation of proxies from the respective shareholders of Medtronic and Covidien in respect of the transactions contemplated by the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Medtronic and Covidien in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding Medtronic’s directors and executive officers is contained in Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 26, 2013 and its Proxy Statement on Schedule 14A, dated July 12, 2013, which are filed with the SEC. Information regarding Covidien’s directors and executive officers is contained in Covidien’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and its Proxy Statement on Schedule 14A, dated January 24, 2014, which are filed with the SEC.

Medtronic Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to New Medtronic’s and/or Medtronic’s estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Medtronic’s current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. It is important to note that Medtronic’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Medtronic’s current expectations depending upon a number of factors affecting New Medtronic’s business, Medtronic’s business, Covidien’s business and risks associated with the proposed transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the Covidien acquisition; subsequent integration of the Covidien acquisition and the ability to recognize the anticipated synergies and benefits of the Covidien acquisition; the risk that the required regulatory approvals for the proposed transactions are not obtained, are delayed or are subject to conditions that are not anticipated; the anticipated size of the markets and continued demand for Medtronic’s and Covidien’s products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of Medtronic or Covidien debt) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the medical device industry, including competition in the medical device industry; product liability claims; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; variability of trade buying patterns; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; potential for adverse pricing movement; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; reduction or interruption in supply; product quality problems; the availability and pricing of third party sourced products and materials; risks associated with self-insurance and commercial insurance; successful compliance with governmental regulations applicable to New Medtronic’s, Medtronic’s and Covidien’s facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; health care policy changes; risks associated with international operations; changes in tax laws or interpretations that could increase New Medtronic’s or Medtronic’s consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New Medtronic being treated as a domestic corporation for United States federal tax purposes; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Medtronic’s periodic public filings with the Securities and Exchange Commission, including but not limited to Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 26, 2013 and from time to time in Medtronic’s other investor communications. Except as expressly required by law, each of New Medtronic and Medtronic disclaims any intent or obligation to update or revise these forward-looking statements.

Statement Required by the Irish Takeover Rules

The directors of Medtronic accept responsibility for the information contained in this announcement other than that relating to Covidien and the Covidien group and the directors of Covidien and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Medtronic (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

No Profit Forecast / Asset Valuations

No statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Medtronic or Covidien or New Medtronic as appropriate. No statement in this announcement constitutes an asset valuation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ Gary L. Ellis
Date: June 16, 2014		Gary L. Ellis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement, dated as of June 15, 2014, by and among Covidien public limited company, Medtronic, Inc., Kalani I Limited, Makani II Limited, Aviation Acquisition Co., Inc. and Aviation Merger Sub, LLC.

2.2	Appendix III to the Rule 2.5 Announcement (Conditions Appendix).

2.3	Expenses Reimbursement Agreement, dated as of June 15, 2014, by and between Covidien public limited company and Medtronic, Inc.

99.1	Rule 2.5 Announcement, dated as of June 15, 2014.